EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FOURTH QUARTER AND YEAR 2013 RESULTS

FOURTH QUARTER 2013 RESULTS

•	Funds from Operations of $25.7 Million or $.84 Per Share for the Quarter Compared to $23.0 Million or $.78 Per Share for the Same Quarter Last Year, an Increase of 7.7% Per Share

•	Net Income Attributable to Common Stockholders of $9.5 Million or $.31 Per Share for the Quarter

•	Same Property Net Operating Income Growth of 1.7% for the Quarter; 1.4% Increase Without Straight-Line Rent Adjustments

•	96.2% Leased, 95.5% Occupied as of December 31, 2013

•	Renewed or Re-Leased 84% of Expiring Square Feet During the Quarter

•	Sold Three Operating Properties in Tampa (49,000 Square Feet) During the Quarter for $3.2 Million

•	Started Construction on an 84,000 Square Foot Development Project With Projected Total Costs of $8.3 Million

•	Paid 136th Consecutive Quarterly Cash Dividend – $.54 Per Share

•	Closed a $75 Million Unsecured Term Loan With a Seven-Year Term and a Weighted Average Effective Fixed Interest Rate of 3.752%

•	Issued 310,887 Shares of Common Stock During the Quarter With Gross Proceeds of $20.0 Million

•	Interest and Fixed Charge Coverages of 3.9x for the Quarter

•	Fitch Ratings Affirmed EastGroup's Issuer Default Rating of BBB With a Stable Outlook

YEAR 2013 RESULTS

•	Funds from Operations of $97.6 Million or $3.23 Per Share for the Year Compared to $88.2 Million or $3.08 Per Share for 2012, an Increase of 4.9% Per Share

•	Net Income Attributable to Common Stockholders of $32.6 Million or $1.08 Per Share for the Year

•	Same Property Net Operating Income Growth of 1.3% for the Year; 1.5% Increase Without Straight-Line Rent Adjustments

•	Renewed or Re-Leased 83% of Expiring Square Feet During the Year

•	Operating Property Acquisitions of $72.4 Million (837,000 Square Feet) for the Year

•	Sold Three Operating Properties (49,000 Square Feet) and 2.2 Acres of Land in 2013 for $4.6 Million

•	Started 13 Development Projects (1,177,000 Square Feet) With Projected Total Costs of $85.7 Million

•	13 Buildings (1,207,000 Square Feet) in the Company’s Development Program at Year-End With a Projected Total Investment of $87.4 Million

•	Paid Annual Cash Dividends of $2.14 Per Share During the Year

•	Issued 890,085 Shares of Common Stock With Gross Proceeds of $54.0 Million

•	Closed Unsecured Debt Providing Proceeds of $175 Million in 2013

•	Interest and Fixed Charge Coverages of 3.8x for the Year

JACKSON, MISSISSIPPI, February 12, 2014 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and twelve months ended December 31, 2013.

Commenting on EastGroup’s performance, David H. Hoster II, President and CEO, stated, “We are pleased to report that FFO per share for the fourth quarter increased by 7.7% compared to the same period in 2012. We have now

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achieved FFO per share growth as compared to the previous year's quarter in ten of the last eleven quarters. For the full year, FFO per share increased 4.9% over the per share results for 2012. This represents the third consecutive year of increases in FFO per share as compared to the previous year's results."

FUNDS FROM OPERATIONS

For the quarter ended December 31, 2013, funds from operations (FFO) were $.84 per share compared to $.78 per share for the same period of 2012, an increase of 7.7% per share.  Property net operating income (PNOI) increased by $3,751,000, or 11.1%, during the fourth quarter of 2013 compared to the same quarter of 2012.  PNOI increased $1,786,000 from 2012 and 2013 acquisitions, $1,398,000 from newly developed properties, and $581,000 from same property operations.

Same property net operating income increased 1.7% for the fourth quarter of 2013 compared to the same quarter of 2012.  Without straight-line rent adjustments, same property net operating income increased 1.4%.  Rental rates on new and renewal leases (5.2% of total square footage) increased an average of 6.2% for the quarter; rental rates decreased 0.3% without straight-line rent adjustments.

For the year ended December 31, 2013, FFO was $3.23 per share compared to $3.08 per share for the same period last year, an increase of 4.9% per share. PNOI increased 8.3%, or $11,072,000, for the twelve months ended December 31, 2013, compared to the same period of 2012. PNOI increased $5,903,000 from 2012 and 2013 acquisitions, $3,641,000 from newly developed properties, and $1,660,000 from same property operations.

For 2013, same property net operating income increased 1.3% compared to 2012. Without straight-line rent adjustments, same property net operating income increased 1.5%. Rental rates on new and renewal leases (22.3% of total square footage) increased an average of 2.7% for the year; rental rates decreased 3.8% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.31 for the three months ended December 31, 2013, compared to $.41 for the same quarter of 2012. Gains on sales of real estate investments of $798,000 ($.03 per share) were included in earnings during the three months ended December 31, 2013, compared to $4,474,000 ($.15 per share) during the same period of 2012.

Diluted EPS was $1.08 for the twelve months ended December 31, 2013 compared to $1.13 for 2012. Gains on sales of real estate investments of $798,000 ($.03 per share) were included in earnings for the year 2013 compared to $6,510,000 ($.23 per share) for 2012.

DEVELOPMENT

During 2013, EastGroup acquired 50.9 acres of development land in Charlotte and San Antonio for $6.6 million. The land in southwest Charlotte (43.3 acres) is projected to accommodate the future development of 465,000 square feet of industrial space in six business distribution buildings named Steele Creek Commerce Park. During the second quarter of 2013, the Company began construction of the first two buildings, which contain 71,000 square feet each. The two buildings are expected to be completed during February 2014 and one is 100% leased and the other 50% leased. The land in San Antonio (7.6 acres) is located adjacent to the Company's Thousand Oaks Business Park and is projected to accommodate the future development of a 66,000 square foot, multi-tenant business distribution building to be named Thousand Oaks 4.

During the fourth quarter, EastGroup began construction of Rampart IV, a multi-tenant business distribution building located adjacent to the Company's Rampart III property in the southeast submarket of Denver. The property will contain 84,000 square feet and has a projected total investment of $8.3 million.

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During the year 2013, EastGroup began construction of the following properties:

Development Properties Started in 2013	Size	Actual or Projected Completion Date	Projected Total Costs	Percent Leased as of 2/11/14
	(Square feet)		(In thousands)

Southridge X, Orlando, FL	71,000	09/2013	$5,400	100%
Ten West Crossing 2, Houston, TX	46,000	09/2013	5,300	53%
Ten West Crossing 3, Houston, TX	68,000	09/2013	5,300	100%
Thousand Oaks 3, San Antonio, TX	66,000	07/2013	5,000	14%
Chandler Freeways, Phoenix, AZ	126,000	11/2013	8,900	100%
Steele Creek I, Charlotte, NC	71,000	02/2014	5,300	100%
Steele Creek II, Charlotte, NC	71,000	02/2014	5,300	50%
Horizon I, Orlando, FL	109,000	02/2014	7,700	0%
Ten West Crossing 4, Houston, TX	68,000	02/2014	4,800	23%
World Houston 39, Houston, TX	94,000	05/2014	5,700	0%
Ten West Crossing 5, Houston, TX	101,000	08/2014	7,000	100%
World Houston 40, Houston, TX	202,000	09/2014	11,700	100%
Rampart IV, Denver, CO	84,000	06/2014	8,300	0%
Total Development Properties Started	1,177,000		$85,700	61%

Also during 2013, the Company transferred 14 development properties to the real estate portfolio, as detailed below:

Development Properties Transferred to Real Estate Portfolio in 2013	Size	Completion Date	Cumulative Cost as of 12/31/13	Percent Leased as of 2/11/14
	(Square feet)		(In thousands)

Southridge IX, Orlando, FL	76,000	03/2012	$6,326	100%
Southridge XI, Orlando, FL	88,000	09/2012	6,308	83%
World Houston 33, Houston, TX	160,000	02/2013	9,015	100%
World Houston 31B, Houston, TX	35,000	04/2012	3,621	61%
Ten West Crossing 1, Houston, TX	30,000	04/2013	3,528	100%
Thousand Oaks 1, San Antonio, TX	36,000	05/2012	4,674	88%
Thousand Oaks 2, San Antonio, TX	73,000	05/2012	5,512	72%
Beltway Crossing X, Houston, TX	79,000	06/2012	4,604	100%
World Houston 34, Houston, TX	57,000	04/2013	3,771	100%
World Houston 35, Houston, TX	45,000	04/2013	2,810	100%
World Houston 36, Houston, TX	60,000	09/2013	5,480	100%
Southridge X, Orlando, FL	71,000	09/2013	5,238	100%
World Houston 38, Houston, TX	128,000	10/2013	8,165	100%
Beltway Crossing XI, Houston, TX	87,000	02/2013	4,783	100%
Total Properties Transferred	1,025,000		$73,835	95%

At December 31, 2013, EastGroup’s development program consisted of thirteen buildings (1,207,000 square feet), one of which was started in 2012 and twelve in 2013. The buildings are located in Houston, San Antonio, Charlotte, Orlando, Phoenix and Denver and were collectively 58% leased as of February 11, 2014.  The projected total cost for these developments is $87.4 million.

Subsequent to year-end, EastGroup began construction of seven new business distribution developments containing 559,000 square feet with a projected total investment of $41.9 million. They include Steele Creek III (42% pre-leased) in Charlotte; Ten West Crossing 6, West Road I & II, and World Houston 41 in Houston; and Kyrene 202 I & II in Phoenix.

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Also subsequent to year-end, the Company transferred three development properties to the real estate portfolio: Chandler Freeways (126,000 square feet) in Phoenix, Steele Creek I (71,000 square feet) in Charlotte, and Ten West Crossing 3 (68,000 square feet) in Houston, all of which are 100% occupied.

PROPERTY ACQUISITIONS AND SALES

In May 2013, EastGroup acquired Northfield Distribution Center located immediately north of the Dallas/Fort Worth International Airport in Grapevine, Texas, for $70 million. The property contains eight business distribution buildings totaling 788,000 square feet. The buildings, which were constructed from 1999 to 2008, are currently 100% leased. This purchase increased EastGroup's Dallas portfolio to over 2.9 million square feet.

In July, the Company closed the acquisition of Interchange Park II in Charlotte for $2.4 million. The business distribution building contains 49,000 square feet and is currently 100% occupied by a single customer. The property, which was constructed in 2000, is located adjacent to EastGroup's Interchange Park I property in the city's north submarket.

Also in July, EastGroup sold 2.2 acres of land in Orlando for $1.4 million. The Company recognized a gain on the sale of $24,000 in the third quarter, which was included in FFO.

In December, the Company sold three operating properties (49,000 square feet) in separate transactions in Tampa for $3.2 million. The Company recognized gains on the sales totaling $798,000 in the fourth quarter which were not included in FFO.

DIVIDENDS

EastGroup paid cash dividends of $.54 per share of common stock in the fourth quarter of 2013, which was the Company’s 136th consecutive quarterly cash distribution.  EastGroup has increased or maintained its dividend for 21 consecutive years and increased it in 18 years over that period.  The Company’s dividend payout ratio to FFO was 66% for the year.  The annualized dividend rate of $2.16 per share yielded 3.5% on the closing stock price of $61.68 on February 11, 2014.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 33.3% at December 31, 2013.  For the fourth quarter, the Company had interest and fixed charge coverage ratios of 3.9x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.39. For the year, EastGroup had interest and fixed charge coverage ratios of 3.8x and a debt to EBITDA ratio of 6.67. The adjusted debt to EBITDA ratio was 6.06 for the fourth quarter and 6.12 for the year. For this ratio, the Company adjusts debt by subtracting the cost of developments in lease-up or under construction and adjusts EBITDA by adding an estimate of net operating income for significant acquisitions as if the acquired properties were owned for the entire period and by subtracting net operating income from developments in lease-up or under construction and from properties sold during the period.

Total debt at December 31, 2013 was $893.7 million comprised of $499.8 million of secured debt, $305.0 million of unsecured debt, and $88.9 million of unsecured bank credit facilities. At December 31, 2013, the Company had borrowing capacity of $161 million remaining on its $225 million and $25 million revolving unsecured bank credit facilities.

In December, the Company repaid a mortgage loan with a balance of $50.1 million, an interest rate of 5.75% and a maturity date of January 5, 2014.

Also in December, EastGroup closed a $75 million unsecured term loan with a seven year term and interest only payments. It bears interest at the annual rate of LIBOR plus an applicable margin (currently 1.4%) based on the Company's senior unsecured long-term debt rating. The Company entered into two interest rate swap agreements to convert the loan's LIBOR rate component to a fixed interest rate for the entire term of the loan providing a weighted average effective fixed interest rate of 3.752%.

During the fourth quarter, EastGroup issued and sold 310,887 shares of common stock under its continuous equity program at an average price of $64.33 per share with gross proceeds to the Company of $20.0 million. For the full year, EastGroup issued and sold a total of 890,085 shares at an average price of $60.67 per share with gross proceeds

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to the Company of $54.0 million. The Company currently has 343,785 shares of common stock remaining to sell under the program.

In March 2013, Moody's Investor Services announced EastGroup's issuer rating of Baa2, and on December 10, 2013, Fitch Ratings affirmed the Company's Issuer Default Rating of BBB with a stable outlook.

OUTLOOK FOR 2014

FFO per share for 2014 is estimated to be in the range of $3.37 to $3.47. Diluted EPS for 2014 is estimated to be in the range of $1.21 to $1.31.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q1 2014	Y/E 2014	Q1 2014	Y/E 2014
	(In thousands, except per share data)

Net income attributable to common stockholders	$7,430	37,952	8,050	41,092
Depreciation and amortization	16,988	67,725	16,988	67,725
Funds from operations attributable to common stockholders	$24,418	105,677	25,038	108,817

Diluted shares	30,990	31,403	30,990	31,403

Per share data (diluted):
Net income attributable to common stockholders	$0.24	1.21	0.26	1.31
Funds from operations attributable to common stockholders	$0.79	3.37	0.81	3.47

The following assumptions for 2014 were used for the mid-point:

•	Average occupancy of 95%.

•	Same property NOI increase of 1.2%.

•	Development starts of 1.3 million square feet with projected total costs of $95 million (includes 2014 development starts announced in Development above).

•	Operating property acquisitions of $50 million in the second half of the year.

•	Operating property dispositions of $15 million during the year.

•	Termination fees exceeding bad debt expense by $600,000.

•	Floating rate bank debt at an average rate of 1.4%.

•	Unsecured fixed-rate debt of $65 million at 4.75% in the fourth quarter.

•	Common stock issuances of $70 million ($17.5 million per quarter).

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as income from real estate operations less property operating expenses (excluding interest expense, depreciation expense on buildings and improvements, and amortization expense on capitalized leasing costs and in-place lease intangibles), and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

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Cash yield is defined as the projected cash PNOI at the stated occupancy divided by the total cost of the investment, which includes acquisition costs and the anticipated capital expenditures required to achieve the projected rents.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its fourth quarter and review the Company’s current operations on Thursday, February 13, 2014, at 10:00 a.m. Eastern Standard Time.  A live broadcast of the conference call is available by dialing 1-866-952-1906 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, February 13, 2014.  The telephone replay will be available until Thursday, February 20, 2014, and can be accessed by dialing 1-800-688-7036.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Thursday, February 20, 2014.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Reports section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes 34.2 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be

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achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
REVENUES
Income from real estate operations	$53,595	46,795	201,849	185,783
Other income	102	18	322	61
	53,697	46,813	202,171	185,844
EXPENSES
Expenses from real estate operations	16,120	13,071	57,885	52,891
Depreciation and amortization	17,005	15,106	65,789	61,345
General and administrative	2,995	2,383	11,725	10,488
Acquisition costs	8	124	191	188
	36,128	30,684	135,590	124,912

OPERATING INCOME	17,569	16,129	66,581	60,932
OTHER INCOME (EXPENSE)
Interest expense	(9,009)	(8,527)	(35,192)	(35,371)
Other	221	211	949	456
INCOME FROM CONTINUING OPERATIONS	8,781	7,813	32,338	26,017

DISCONTINUED OPERATIONS
Income from real estate operations	34	98	89	360
Gain on sales of nondepreciable real estate investments	—	—	—	167
Gain on sales of real estate investments	798	4,474	798	6,343
INCOME FROM DISCONTINUED OPERATIONS	832	4,572	887	6,870
NET INCOME	9,613	12,385	33,225	32,887
Net income attributable to noncontrolling interest in joint ventures	(158)	(147)	(610)	(503)

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	9,455	12,238	32,615	32,384

Other comprehensive income (loss) - cash flow hedges	1,278	213	2,021	(392)
TOTAL COMPREHENSIVE INCOME	$10,733	12,451	34,636	31,992

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.28	0.26	1.05	0.89
Income from discontinued operations	0.03	0.15	0.03	0.24
Net income attributable to common stockholders	$0.31	0.41	1.08	1.13
Weighted average shares outstanding	30,556	29,491	30,162	28,577

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.28	0.26	1.05	0.89
Income from discontinued operations	0.03	0.15	0.03	0.24
Net income attributable to common stockholders	$0.31	0.41	1.08	1.13
Weighted average shares outstanding	30,699	29,614	30,269	28,677

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$8,623	7,666	31,728	25,514
Income from discontinued operations	832	4,572	887	6,870
Net income attributable to common stockholders	$9,455	12,238	32,615	32,384

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

NET INCOME	$9,613	12,385	33,225	32,887
Interest income	(129)	(122)	(530)	(369)
Equity in earnings of unconsolidated investment	(92)	(89)	(366)	(356)
Other income	(102)	(18)	(322)	(61)
Interest rate swap ineffectiveness	—	—	(29)	269
Gain on sale of non-operating real estate	—	—	(24)	—
Income from discontinued operations	(832)	(4,572)	(887)	(6,870)
Depreciation and amortization from continuing operations	17,005	15,106	65,789	61,345
Interest expense (1)	9,009	8,527	35,192	35,371
General and administrative expense (2)	2,995	2,383	11,725	10,488
Acquisition costs	8	124	191	188
PROPERTY NET OPERATING INCOME (PNOI)	$37,475	33,724	143,964	132,892

COMPONENTS OF PNOI:
PNOI from Same Properties	$33,984	33,403	132,297	130,637
PNOI from 2012 and 2013 Acquisitions	1,871	85	6,312	409
PNOI from 2012 and 2013 Development Properties	1,651	253	5,517	1,876
Other PNOI	(31)	(17)	(162)	(30)
TOTAL PNOI	$37,475	33,724	143,964	132,892

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$9,455	12,238	32,615	32,384
Depreciation and amortization from continuing operations	17,005	15,106	65,789	61,345
Depreciation and amortization from discontinued operations	23	175	130	929
Depreciation from unconsolidated investment	34	33	134	133
Depreciation and amortization from noncontrolling interest	(54)	(65)	(240)	(256)
Gain on sales of real estate investments	(798)	(4,474)	(798)	(6,343)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$25,665	23,013	97,630	88,192

NET INCOME	$9,613	12,385	33,225	32,887
Interest expense (1)	9,009	8,527	35,192	35,371
Interest expense from unconsolidated investment	72	76	293	304
Depreciation and amortization from continuing operations	17,005	15,106	65,789	61,345
Depreciation and amortization from discontinued operations	23	175	130	929
Depreciation from unconsolidated investment	34	33	134	133
Gain on sales of real estate investments	(798)	(4,474)	(798)	(6,343)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$34,958	31,828	133,965	124,626

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.28	0.26	1.05	0.89
Income from discontinued operations	0.03	0.15	0.03	0.24
Net income attributable to common stockholders	$0.31	0.41	1.08	1.13

Funds from operations (FFO) attributable to common stockholders	$0.84	0.78	3.23	3.08

Weighted average shares outstanding for EPS and FFO purposes	30,699	29,614	30,269	28,677

(1)  Net of capitalized interest of $1,223 and $1,298 for the three months ended December 31, 2013 and 2012, respectively; and $5,064 and $4,660 for the twelve months ended December 31, 2013 and 2012, respectively.

(2) Net of capitalized development costs of $857 and $767 for the three months ended December 31, 2013 and 2012, respectively; and $3,730 and $2,810 for the twelve months ended December 31, 2013 and 2012, respectively.